                                                                   EXHIBIT 10.21

                     PRIVATE EQUITY LINE OF CREDIT AGREEMENT


         PRIVATE EQUITY LINE OF CREDIT AGREEMENT dated as of April 2, 1998 (the "Agreement"), between the entities listed on Schedule A attached hereto (collectively referred to as the "Investor"), SETTONDOWN CAPITAL INTERNATIONAL LTD. (the "Placement Agent") located at Charlotte House, Charlotte Street, P.O. Box N. 9204, Nassau, Bahamas, a corporation organized under the laws of Bahamas, and THE ASHTON TECHNOLOGY GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company").

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase up to (a) $3,000,000 aggregate principal amount of the Company's Series D Convertible Preferred Stock, (b) $2,000,000 aggregate principal amount of the Company's Series E Convertible Preferred Stock, and (c) pursuant to the equity line of credit established herein whereby the Company has the option of exercising its "Put" rights upon the Investor for the purchase and sale of up to an additional $13,000,000 of the Common Stock for a total aggregate purchase price of $18,000,000 (the "Aggregate Purchase Price"); and

         WHEREAS, the Company shall issue to the Placement Agent, in return for services rendered, from time to time as provided herein, up to .15 of one share of Series D Convertible Preferred Stock, .1 of one share of Series E Convertible Preferred Stock, a Warrant to purchase 190,000 shares of Common Stock, and 20,000 shares of Common Stock; and

         WHEREAS, such investments will be made in reliance upon the provisions of Section 4(2) ("Section 4(2)") and Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and the regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in Common Stock to be made hereunder; and

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I
                              Certain Definitions

         Section 1.1 "Bid Price" shall mean the closing bid price (as reported
                      ---------
by Bloomberg L.P.) of the Common Stock on the Principal Market.

         Section 1.2 "Capital Shares" shall mean the Common Stock and any shares
                      --------------
of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         Section 1.3 "Capital Shares Equivalents" shall mean any securities,
                      --------------------------
rights, or obligations that are convertible into, exchangeable for, or have any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any security convertible into, or exchangeable for Capital Shares.

         Section 1.4 "Closing" shall mean one of the closings of a purchase and
                      -------
sale of the Common Stock pursuant to Section 2.1.

         Section 1.5 "Closing: Date" shall mean with respect to a Closing for
                      -------------
(i) the Initial Shares shall be deemed the Subscription Date; (ii) the Secondary Shares shall be the Fifth Trading Day following the satisfaction of the conditions set forth in Section 2.9; and (iii) the Put Shares shall be the fifth Trading Day following the Put Date related to such Closing; provided all conditions to such Closing have been satisfied on or before such Trading Day.

         Section 1.6 "Commitment Amount" shall mean the $18,000,000 up to which
                      -----------------
the Investor has agreed to provide to the Company in order to purchase the Initial Shares, Secondary Shares, and Put Shares pursuant to the terms and conditions of this Agreement.

         Section 1.7 "Commitment Period" shall mean the period commencing on the
                      -----------------
earlier to occur of (i) the Effective Date, or (ii) such earlier date as the Company and the Investor may mutually agree in writing, and expiring on the earliest to occur of (x) the date on which the Investor shall have purchased Put Shares pursuant to this Agreement for an aggregate Purchase Price of $13,000,000, (y) the date this Agreement is terminated pursuant to Section 2.4, or (z) the date occurring two years from the date of commencement of the Commitment Period.

         Section 1.8 "Common Stock" shall mean the Company's common stock, par
                      ------------
value $.01 per share.

         Section 1.9 "Condition Satisfaction Date" shall have the meaning set
                      ---------------------------
forth in Section 7.2.

         Section 1.10 "Damages" shall mean any loss, claim, damage, liability,
                       -------
costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and costs and expenses of expert witnesses and investigation).

         Section 1.11 "Effective Date" shall mean the date on which the SEC
                       --------------
first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in Section 7.2(a).

         Section 1.12 "Exchange Act" shall mean the Securities Exchange Act of
                       ------------
1934, as amended, and the rules and regulations promulgated thereunder.

         Section 1.13 "Floor Price" shall mean a Bid Price of One Dollar and
                       -----------
Fifty Cents ($1.50) per share of Common Stock.

         Section 1.14 "Initial Shares" shall have the meaning set forth in
                       --------------
Section 2.8.

         Section 1.15 "Initial Shares Investment Amount" shall mean Three
                       --------------------------------
Million ($3,000,000) Dollars.


         Section 1.16 "Investment Amount" shall mean the dollar amount to be
                       -----------------
invested by the Investor to purchase Put Shares with respect to any Put Date as notified by the Company to the Investor, all in accordance with Section 2.2 hereof.

         Section 1.17 "Legend" See Section 8.1.
                       ------

         Section 1.18 "Market Price" on any given date shall mean the average of
                       ------------
the two lowest closing Bid Prices (as reported by Bloomberg L.P.) of the Common Stock during the Valuation Period.

         Section 1.19 "Material Adverse Effect" shall mean any effect on the
                       -----------------------
business, Bid Price, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, the Registration Rights Agreement, the Escrow Agreement, or the Warrant in any material respect.

         Section 1.20 "Maximum Put Amount" on any Put Date shall mean the amount
                       ------------------
indicated opposite the range in which the Closing Price is on such Put Date and below the 30 Day Average Daily trading Volume on such Put Date, as set forth in the Table below:

------------------------------------------------------------------------------------------------
Closing Price    30-Day Avg. Daily    30-Day Avg. Daily   30-Day Avg. Daily   30-Day Avg. Daily
-------------    ------------------   ------------------  ------------------  -----------------
                 Trading Volume       Trading Volume      Trading Volume      Trading Volume
                 ---------------      ---------------     ---------------     --------------
                 25,000-50,000        50,001-75,000       75,001-100,000      100,001-Above
                 -------------        -------------       --------------      -------------
------------------------------------------------------------------------------------------------
$1.50-$2.99      $200,000             $300,000            $400,000            $400,000
------------------------------------------------------------------------------------------------
$3.00-$6.00      $600,000             $750,000            $1,000,000          $1,250,000
------------------------------------------------------------------------------------------------
$6.01-$8.00      $750,000             $1,000,000          $1,250,000          $1,500,000
------------------------------------------------------------------------------------------------
$8.01-$10.00     $1,000,000           $1,250,000          $1,500,000          $1,750,000
------------------------------------------------------------------------------------------------
$10.01-$12.00    $1,250,000           $1,500,000          $1,750,000          $2,000,000
------------------------------------------------------------------------------------------------
$12.01-$14.00    $1,500,000           $1,750,000          $2,000,000          $2,000,000
------------------------------------------------------------------------------------------------
$14.01-Above     $1,750,000           $2,000,000          $2,000,000          $2,000,000
------------------------------------------------------------------------------------------------

         Section 1.21 "NASD" shall mean the National Association of Securities
                       ----
Dealers, Inc.

         Section 1.22 "Outstanding" when used with reference to shares of Common
                       -----------
Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares
        --------  -------
then directly or indirectly owned or held by or for the account of the Company.

         Section 1.23 "Person" shall mean an individual, a corporation, a
                       ------
partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Section 1.24 "Principal Market" shall mean the Nasdaq National Market,
                       ----------------
the Nasdaq Small-Cap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

         Section 1.25 "Purchase Price" shall mean (a) with respect to the
                       --------------
Initial Shares, an amount equal to the "Liquidation Preference" of each Initial Share, as set forth in the Series D Convertible Preferred Stock Certificate of Designation attached hereto as Exhibit A, (b) with respect to the Secondary Shares, an amount equal to the "Liquidation Preference" of each Secondary Share, as set forth in the Series E Convertible Preferred Stock Certificate of Designation attached hereto as Exhibit B, and (c) with respect to Put Shares, eighty five (85%) percent (the "Purchase Price Percentage") of the Market Price upon a Put Date (or such other date on which the Purchase Price is calculated in accordance with the terms and conditions of this Agreement).

         Section 1.26 "Put" shall mean each occasion the Company elects to
                       ---
exercise its right to tender a Put Notice requiring the Investor to purchase shares of the Company's Common Stock, subject to the terms of this Agreement.

         Section 1.27 "Put Date" shall mean the Trading Day during the
                       --------
Commitment Period that a Put Notice to sell Common Stock to the Investor is deemed delivered pursuant to Section 2.2(b) hereof.

         Section 1.28 "Put Notice" shall mean a written notice to the Investor
                       ----------
setting forth the Investment Amount that the Company intends to sell to the Investor and Compliance Certification from the Company as attached hereto as Exhibit C.

         Section 1.29 "Put Shares" shall mean all shares of Common Stock or
                       ----------
other securities issued or issuable pursuant to a Put that has occurred or may occur in accordance with the terms and conditions of this Agreement.

         Section 1.30 "Registrable Securities" shall mean any of the Initial
                       ----------------------
Shares, Secondary Shares, Put Shares, and the Warrant Shares (i) in respect of which the Registration Statement has not been declared effective by the SEC,
(ii) which have not been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) which have not been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or
(iv) the sales of which, in the opinion of counsel to the Company, are subject to any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.

         Section 1.31 "Registration Rights Agreement" shall mean the agreement
                       -----------------------------
regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor on the Subscription Date annexed hereto as Exhibit D.

         Section 1.32 "Registration Statement" shall mean a registration
                       ----------------------
statement on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement, and the Warrant and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

         Section 1.33 "Regulation D" shall have the meaning set forth in the
                       ------------
recitals of this Agreement.

         Section 1.34 "SEC" shall mean the Securities and Exchange Commission.
                       ---

         Section 1.35 "Secondary Shares" shall have the meaning set forth in
                       ----------------
Section 2.9.

         Section 1.36 "Secondary Shares Investment Amount" shall mean Two
                       ----------------------------------
Million ($2,000,000) Dollars.

         Section 1.37 "Section 4(2)" shall have the meaning set forth in the
                       ------------
recitals of this Agreement.

         Section 1.38 "Securities Act" shall have the meaning set forth in the
                       --------------
recitals of this Agreement.

         Section 1.39 "SEC Documents" shall mean the Form 10-KSB, Form 10-QSB's,
                       -------------
Form 8-K's, Proxy Statements or the Confidential Private Placement Memorandum dated September 18, 1997 of the Company as supplemented to the date hereof, filed by the Company for a period of at twelve (12) months immediately preceding the date hereof until such time the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

         Section 1.40 "Series D Convertible Preferred Stock" shall mean the
                       ------------------------------------
Series D Convertible Preferred Stock, $0.01 par value, of the Company with all of the rights and preferences contained in the Series D Convertible Preferred Stock Certificate of Designation, and this Agreement.

         Section 1.41 "Series E Convertible Preferred Stock" shall mean the
                       ------------------------------------
Series E Convertible Preferred Stock, $0.01 par value, of the Company with all of the rights and preferences contained in the Series E Convertible Preferred Stock Certificate of Designation, and this Agreement.

         Section 1.42 "Subscription Date" shall mean the date on which this
                       -----------------
Agreement is executed and delivered by the parties hereto.

         Section 1.43 "Trading Cushion" shall mean the mandatory fifteen (15)
                       ---------------
Trading Days between Put Dates.

         Section 1.44 "Trading Day" shall mean any day during which the New York
                       -----------
Stock Exchange shall be open for business.

         Section 1.45 "Valuation Event" shall mean an event in which the Company
                       ---------------
at any time during a Valuation Period takes any of the following actions:

         (a)  subdivides or combines its Common Stock;

         (b) pays a dividend in its Capital Stock or makes any other distribution of its Capital Shares; issues any additional Capital Shares ("Additional Capital Shares"), otherwise than as provided in the foregoing Subsections (a) and (b) above, at a price per share less, or for other consideration lower, than the Bid Price in effect immediately prior to such issuance, or without consideration;

         (c) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares and the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Bid Price in effect immediately prior to such issuance;

         (d) issues any securities convertible into or exchangeable for Capital Shares and the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible or exchangeable securities shall be less than the Bid Price in effect immediately prior to such issuance;

         (e) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing subsections (a) through (e); or

         (f) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing Subsections (a) through (f) hereof, inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a Material Adverse Effect upon the rights of the Investor at the time of a Put or exercise of the Warrant.

         Section 1.46 "Valuation Period" shall mean with respect to the Purchase
                       ----------------
Price on any Put Date, the three (3) Trading Days immediately preceding and the three (3) Trading Days following the Trading Day on which an Put Notice is deemed to be delivered, as well as the Trading Day on which such notice is deemed to be delivered; provided, however, that if a Valuation Event occurs during a Valuation Period, a new Valuation Period shall begin on the Trading Day immediately after the occurrence of such Valuation Event and end on the seventh Trading Day thereafter.

         Section 1.47 "Warrant" shall have the meaning set forth in Section 2.5
                       -------
and be substantially in the form of Exhibit E.

         Section 1.48 "Warrant Shares" shall mean all shares of Common Stock or
                       --------------
other securities issued or issuable pursuant to exercise of the Warrant.

                                  ARTICLE II
                       Purchase and Sale of Common Stock

         Section 2.1  Investments.
                      -----------

         (a) Puts. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII hereof), on any Put Date the Company may make a Put by the delivery of a Put Notice in the form attached hereto as Exhibit C. The number of Put Shares that the Investor shall receive pursuant to such Put shall be determined by dividing the Investment Amount specified in the Put Notice by the Purchase Price on such Put Date, which number of shares shall not exceed the Maximum Put Amount on such date.

         (b) Maximum Aggregate Purchase of Common Stock. Unless the Company obtains Shareholder approval pursuant to the applicable corporate governance rules of the Nasdaq Stock Market, the Investor may not be compelled to make a purchase which results in the issuance to the Investor of more than 19.99% of the shares of Common Stock (measured at the time of such purchase) as a result of the transactions contemplated by this Agreement, including the conversion of the Series D and Series E Convertible Preferred Stock, the exercise of any Puts.

         (c) Restrictions. In the event of any merger, reorganization, acquisition, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, or any one time charge the Company expects to incur for any reason, the Trading Cushion shall be adjusted to mean the mandatory ten Trading Days between Put Dates, and the Purchase Price Percentage shall be reduced to eighty (80%) percent.

         Section 2.2   Mechanics.
                       ---------

         (a) Put Notice. At any time during the Commitment Period, the Company may deliver a Put Notice to the Investor, subject to the conditions set forth in
Section 2.4, provided, however, the Investment Amount for each Put as designated by the Company in the applicable Put Notice shall not be less than $50,000 nor more than the Maximum Put Amount on the Put Date.

         (b) Date of Delivery of Put Notice. A Put Notice shall be deemed delivered on (i) the Trading Day it is received by facsimile or otherwise by the Investor if such notice is received prior to 12:00 noon Eastern Time, or (ii) the immediately succeeding Trading Day if it is received by facsimile or otherwise after 12:00 noon Eastern Time on a Trading Day or at any time on a day which is not a Trading Day. No Put Notice may be deemed delivered, on a day that is not a Trading Day.

         Section 2.3 Closings. On each Closing Date for a Put (i) the Company
                     --------
shall deliver to the Escrow Agent one or more certificates, at the Investor's option, representing the Put Shares to be purchased by the Investor pursuant to
Section 2.1 herein, registered in the name of the Investor or, at the Investor's option, and (ii) the Investor shall deliver to escrow the Investment Amount specified in the Put Notice by wire transfer of immediately available funds to the Escrow Agent on or before the Closing Date. In addition, on or prior to the Closing Date, each of the Company and the Investor shall deliver to the Escrow Agent all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein. Payment of funds to the Company and delivery of the certificates to the Investor shall occur out of escrow in accordance with the conditions set forth above and those contained in the Escrow Agreement referred to in Section 7.2(n); provided, however, that to the extent the Company has not paid the fees, expenses, and disbursements of the Investor's counsel in accordance with Section 13.7, the amount of such fees, expenses, and disbursements shall be paid in immediately available funds, at the direction of the Investor, to Investor's counsel with no reduction in the number of Put Shares issuable to the Investor on such Closing Date.

         Section 2.4 Termination of Investment Obligation. The obligation of the
                     ------------------------------------
Investor to purchase shares of Common Stock shall terminate permanently (including with respect to a Closing Date that has not yet occurred) in the event that (i) there shall occur any stop order or suspension of the effectiveness of the Registration Statement for an aggregate of twenty (20) Trading Days during the Commitment Period, for any reason other than deferrals or suspensions in accordance with the Registration Rights Agreement as a result of corporate developments subsequent to the Subscription Date that would require such Registration Statement to be amended to reflect such event in order to maintain its compliance with the disclosure requirements of the Securities Act or (ii) the Company shall at any time fail to comply with the requirements of Section 6.3, 6.4 or 6.6.

         Section 2.5   The Warrant.
                       -----------

         (a) On the Subscription Date, the Company will issue to the Investor a warrant exercisable beginning on the Subscription Date and then exercisable any time over the five-year period thereafter, to purchase an aggregate of 250,000 Warrant Shares at the Exercise Price (as defined in the Warrant). The Warrant shall be delivered by the Company to the Escrow Agent, and delivered to the Investor pursuant to the terms of this Agreement and the Escrow Agreement. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

         (b) On the Closing Date for the Secondary Shares the Company will issue to the Investor a Warrant exercisable beginning on the Closing Date for the Secondary Shares and then exercisable any time over the five-year period thereafter, to purchase 50,000 Warrant Shares at the Exercise Price (as defined in the Warrant) per $1,000,000 funded. The Warrant shall be delivered by the Company to the Escrow Agent, and delivered to the Investor pursuant to the terms of this Agreement and the Escrow Agreement. The Warrant Shares shall be registered for resale pursuant to the Registration Rights Agreement.

         Section 2.6 Additional Shares. In the event that (a) the Investor has
                     -----------------
shares of Common Stock which are salable through the use of a prospectus, or within five Trading Days of any Put Notice or Conversion Notice, the Company gives notice to the Investor of an impending blackout or suspension of the Registration Statement, and (b) the Bid Price on the Trading Day immediately preceding such "blackout period" (the "Old Bid Price") is greater than the Bid Price on the first Trading Day following such blackout or suspension period (the "New Bid Price"), the Investor may sell its Registrable Securities at the New Bid Price pursuant to an effective Registration Statement, the Company shall issue to the Investor a number of additional shares equal to the difference between (y) the product of the number of Registrable Securities held by the Investor during such blackout or suspension period that are not otherwise freely tradable and the Old Bid Price, divided by the New Bid Price, less the number of Registrable Securities held by the Investor during such blackout or suspension period that are not otherwise freely tradable.

         Section 2.7 Liquidated Damages.
                     ------------------

         (a) In the event the Company does not deliver unlegended Common Stock as set forth in Article IX below, within five (5) calendar days of surrender by the Investor of the

Common Stock certificate as is set forth in Article IV below, (such date of receipt is referred to as the "Receipt Date"), the Company shall pay to the Investor, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each 500 shares of Common Stock to be so delivered by the Investor as set forth above, $500 for each of the first ten
(10) days and $1,000 per day thereafter that the unlegended shares of Common Stock are not delivered, which liquidated damages shall run from the sixth calendar day after the Receipt Date. Any and all payments required pursuant to this paragraph shall be payable only in cash. The parties hereto acknowledge and agree that the sum payable pursuant to the Registration Rights Agreement and as set forth above, and the obligation to issue Registrable Securities under
Section 2.6 above shall constitute liquidated damages and not penalties.

         (b) In the event the Company fails to deliver shares of Common Stock upon conversion of the Series D or E Convertible Preferred Stock the Company will be subject to liquidated damages as set forth in Section 4.19 below. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, and (b) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

         (c) The parties agree that the payment of liquidated damages pursuant to the terms forth herein, and in the two Certificate of Designations, shall not relieve the Company of the necessity to perform its duties as set forth in this Agreement and all related documents.

         Section 2.8   Initial Shares Purchase.
                       -----------------------

         (a) The Company agrees to sell and the Investor agrees to purchase $3,000,000 aggregate principal amount of Series D Convertible Preferred Stock on the Subscription Date (the "Initial Shares"). The number of shares of Common Stock issuable upon conversion of the Initial Shares shall be determined by dividing $3,000,000 by the conversion formula contained in the Series D Convertible Preferred Stock Certificate of Designation. This Section 2.8(a) is specifically subject to the covenants set forth in Section 6.14 herein.

         (b) The Initial Shares shall be purchased by the Investors upon the completion of each of the following conditions:

             (i) the execution and delivery by the Company, and the Investor, of this Agreement, and all Exhibits and Attachments hereto;

             (ii) delivery into escrow by the Company, on the Subscription Date, of the Warrant;

             (iii) delivery into escrow by the Company of the original Series D Convertible Preferred Stock Certificate, as more fully set forth in the Escrow Agreement;

                  (iv) delivery into escrow by Investor of good cleared funds as payment for the Initial Shares, as more fully set forth in the Escrow Agreement attached hereto as Exhibit F;

                  (v) all representations and warranties of the Investor and of the Company contained herein being true and correct as of the Subscription Date;

                  (vi) receipt of opinion of counsel of the Company as set forth in this Agreement;

                  (vii) the filing of a Certificate of Designation for the Series D Convertible Preferred Stock, and any amendments thereto;

                  (viii) payment of fees as set forth in Section 13.7 below; and

                  (ix) letter from Company counsel detailing conversation with Nasdaq representative concerning interpretation of the "20% Rule" substantially in the form of Exhibit G attached hereto.

         Section 2.9     Secondary Shares Purchase.
                         -------------------------

         (a) The Company agrees to sell and the Investor agrees to purchase $2,000,000 aggregate principal amount of Series E Convertible Preferred Stock (the "Secondary Shares"). The number of shares of Common Stock issuable upon conversion of the Secondary Shares shall be determined by dividing $2,000,000 by the conversion formula contained in the Series E Convertible Preferred Stock Certificate of Designation.

         (b) The Secondary Shares shall be purchased by the Investors within five Trading Days after the completion of each of the following conditions:

                  (i) the Investor shall have received certification that the Company has obtained shareholder approval for the Company's issuance of more than twenty (20%) percent of its Common Stock in connection with the transactions contemplated hereby;

                  (ii) the execution and delivery by the Company, and the Investor, of this Agreement, and all Exhibits and Attachments hereto;

                  (iii) delivery into escrow by the Company of the original Series E Convertible Preferred Stock, as more fully set forth in the Escrow Agreement attached hereto as Exhibit F;

                  (iv) delivery into escrow by Investor of good cleared funds as payment for the Secondary Shares, as more fully set forth in the Escrow Agreement attached hereto as Exhibit F;

     (vi) the Investor shall have received an opinion of counsel of the Company as set forth in this Agreement;

     (vii) the Investor shall have received a copy of the filed Certificate of Designation for the Series E Convertible Preferred Stock, and any amendments thereto;

     (viii) the Investor shall have received a letter from Company counsel detailing conversation with Nasdaq representative concerning interpretation of the "20% Rule", substantially in the form of Exhibit G attached hereto;

     (ix) The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement;

     (x) The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Secondary Shares, or shall have the availability of exemptions therefrom. The sale and issuance of the Secondary Shares shall be legally permitted by all laws and regulations to which the Company is subject;

    (xi) The representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date for the Secondary Shares as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including the Closing Date for the Secondary Shares, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor;

     (xii) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Company at or prior to the Closing Date for the Secondary Shares;

     (xiii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement;

     (xiv) Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred;

     (xv) The trading of the Common Stock is not suspended by the SEC or the Principal Market, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the Closing for the Secondary Shares, shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening the listing of the Common Stock on the Principal Market;

     (xvi) On the Closing Date for the Secondary Shares, the number of Secondary Shares then to be purchased by the Investor will not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 4.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section, in the event that the amount of Common Stock outstanding as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder is greater on the Closing Date for the Secondary Shares than on the Subscription Date, the amount of Common Stock outstanding on the Subscription Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 4.99% of the Common Stock following such Closing. Then, in such event, the Company would reduce that number of Secondary Shares so issuable so that it would not exceed the aforementioned 4.99% limitation. Investor shall notify the Company as soon as possible, but in any event within three (3) business days of receiving a notice of the aforementioned conditions, if Investor believes Investor's purchase of the Secondary Shares would result in Investor exceeding the 4.99% limitation described above;

     (xvii) The Bid Price equals or exceeds the Floor Price on the Trading Day immediately preceding the completion of all the conditions set forth in this
Section 2.9(b) (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events);

     (xviii) The average trading volume for the Common Stock over the previous thirty (30) Trading Days exceeds 25,000 shares per Trading Day;

     (xix)   Payment offers as set forth in Section 13.7 below; and

     (xx) On the Closing Date for the Secondary Shares, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section, including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                                  ARTICLE III
                  Representations and Warranties of Investor

     The Investor represents and warrants to the Company that:

     Section 3.1 Organization and Authorization. Investors are duly incorporated
                 ------------------------------
or organized and validly existing in the country of their incorporation or organization and have all requisite power and authority to purchase and hold the securities issuable hereunder. The decision to invest and the execution and delivery of this Agreement by the Investors, the performance by the Investors of their obligations hereunder and the consummation by the Investors of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investors. The undersigned has all right, power and authority to execute and deliver this Agreement on behalf of the Investors. This Agreement has been duly executed and delivered by the Investors and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investors, enforceable against the Investors in accordance with its terms.

     Section 3.2 Evaluation of Risks. Investors have such knowledge and
                 -------------------
experience in financial and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

     Section 3.3 Independent Counsel. Investors acknowledge that they have
                 -------------------
been advised to consult with their own attorney regarding legal matters concerning the Company and to consult with its tax advisor regarding the tax consequences of acquiring the securities issuable hereunder.

     Section 3.4 No Registration. The Investor understands that the securities
                 ---------------
issuable hereunder have not been registered under the Act or any other securities laws but are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Federal and State securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investors set forth herein in order to determine the applicability of such exemptions and the suitability of Investors to acquire the securities hereunder.

     Section 3.5 Investment Intent. The Investor is entering into this Agreement
                 -----------------
solely for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Initial Shares, Secondary Shares, or Put Shares to or through any person or entity. Investors understand and agree that they may bear the economic risk of its investment in the Securities for an indefinite period of time.

     Section 3.6   Conversion Holding Period/Conversion Limits.
                   -------------------------------------------

     (a) The Investor agrees that it shall not exercise its conversion rights granted in the Certificate of Designation for the Series D Convertible Preferred Stock (the "Holding Period") until the earlier of (i) sixty (60) days after the Subscription Date; or (ii) upon the effectiveness of the Registration Statement.

     (b) The Investor agrees that the Series D and Series E Convertible Preferred Stock is convertible in minimum increments of $50,000 principal face value.

     Section 3.7 Transfer Restrictions Regarding the Series D or E Convertible
                 -------------------------------------------------------------
Preferred Stock. Upon conversion of any part or all of the Series D Convertible
---------------
Preferred Stock at any time after the Holding Period, or upon conversion of any part or all of the Series E Convertible Preferred Stock at any time after the Closing Date for the Secondary Shares, if the holder of the Series D or E Convertible Preferred Stock being converted makes the certification, pursuant to the Notice of Conversion attached hereto as Exhibit H, that such holder has complied with all of the requirements as set forth herein, then the Company shall cause the Transfer Agent to deliver the underlying Common Stock (the "Underlying Shares") upon such conversion without a restrictive legend or stop transfer instructions, otherwise the Underlying Shares shall be considered restricted securities and certificates representing such shares shall contain restrictive legends and stop transfer instructions will be placed with the Company's transfer agent regarding such shares.

     Section 3.8 Registration Rights. The parties have entered into a
                 -------------------
Registration Rights Agreement (Exhibit D).

     Section 3.9 No Advertisements. The Investor is not entering into this
                 -----------------
Agreement as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

     Section 3.10 Sophisticated Investor. The Investor is a sophisticated
                  ----------------------
investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in Common Stock. The Investor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

     Section 3.11 Not an Affiliate. The Investor is not an officer, director
                  ----------------
or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

                                  ARTICLE IV
                 Representations and Warranties of the Company

         Except as stated on the Disclosure Schedule attached hereto as Schedule B (the "Disclosure Schedule"), the Company hereby represents and warrants to, and covenants with, the Investors that the following are true and correct as of the date hereof and as of the Closing Date:

         Section 4.1 Organization; Qualification. The Company is a corporation
                     ---------------------------
duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Company.

         Section 4.2 Capitalization. The authorized capital stock of the Company
                     --------------
consists of 20,000,000 shares of Common Stock, $0.01 par value per share, of which 8,843,571 are outstanding, 1,000,000 shares of non-voting Preferred Stock, $0.01 par value, of which 250,000 have been designated Series A Convertible PIK Preferred Stock (all of which are outstanding), 550,000 have been designated Series B Convertible Preferred Stock (460,000 of which are outstanding), 55,000 have been designated Series C Convertible Preferred Stock (all of which are outstanding) and pursuant to the transactions contemplated by this Agreement, ten of which will be designated Series D Preferred Stock (3 of which will be outstanding upon the consummation of the Closing for the Initial Shares) and ten of which will be designated Series E Preferred Stock. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. On February 11, 1997, the Board of Directors of the Company rescinded an earlier resolution authorizing an increase of the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 and the number of the authorized shares of Preferred Stock from 1,000,000 to 2,000,000, and authorized, subject to the approval of the stockholders of the Company, the increase of the number of authorized shares of Common Stock from 20,000,000 to 60,000,000 and the number of the authorized shares of Preferred Stock from 1,000,000 to 3,000,000.

         Section 4.3 Authorization. The Company has all requisite corporate
                     -------------
right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the securities issuable hereunder and the performance of the Company's obligations hereunder have been taken. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to the indemnification provisions set forth in of this Agreement. Upon their issuance and delivery pursuant to this Agreement, the securities will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances other than those created hereunder or by the actions of the Investors; provided, however, that
                                                      --------  -------
the
securities are subject to restrictions on transfer under state and/or federal securities laws. The issuance and sale of the securities hereunder will not give rise to any preemptive right or right of first refusal or right of participation on behalf of any person.

         Section 4.4 No Conflict. The execution and delivery of this Agreement
                     -----------
do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default, or give rise to a right of termination, cancellation or acceleration of any material obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, Bylaws, Stockholders Agreements and any amendments thereto of the Company or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets and which would have a material adverse effect on the Company's business and financial condition.

         Section 4.5 No Undisclosed Liabilities or Events. The Company has no
                     ------------------------------------
liabilities or obligations other than those disclosed in (i) the Form 10 KSB, Form 10 QSBs, Form 8-Ks, or Proxy Statement filed by the Company for a period of at twelve (12) months immediately preceding the date hereof (the "SEC Filings"),
(ii) the Confidential Private Placement Memorandum dated September 18, 1997 of the Company as supplemented to the date hereof (the "Private Placement Documents," together with the SEC Filings are referred to as the "Reports"),
(iii) this Agreement or (iv) those incurred in the ordinary course of the Company's business since October 1, 1997, and, in each case, which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), results of operations or prospects, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed.

         Section 4.6 No Default. The Company is not in default in the
                     ----------
performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it is or its property is bound, and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the Exhibits or attachments hereto, including the conversion provision of the Series D or E Convertible Preferred Stock, will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound or any statute or the Memorandum or Articles of the Company, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, or the Company's listing agreement for its Common Stock, in each case which default, lien or charge is likely to cause a material adverse effect on the Company's business and financial condition.

         Section 4.7 Absence of Events of Default. Except as set forth in the
                     ----------------------------
Reports, the Disclosure Schedule and this Agreement, no Event of Default, as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (as so defined), has occurred and is continuing, which would have a material adverse effect on the Company's business, properties, prospects, financial condition or results of operations.

         Section 4.8 Governmental Consent, etc. Except as set forth in the
                     -------------------------
Disclosure Schedule, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the securities hereunder, or the consummation of any other transaction contemplated hereby.

         Section 4.9 Intellectual Property Rights. Except as disclosed in the
                     ----------------------------
Reports, the Company has sufficient trademarks, trade names, patent rights, copyrights and licenses to conduct its business as presently conducted in the Reports, except where failure to have any such intellectual property would not cause a material adverse effect on the business and financial condition of the Company. To the Company's knowledge, neither the Company nor its products is infringing or will infringe any trademark, trade name, patent right, copyright, license, trade secret or other similar right of others currently in existence; and there is no claim being made against the Company regarding any trademark, trade name, patent, copyright, license, trade secret or other intellectual property right which could have a material adverse effect on the business or financial condition of the Company.

         Section 4.10 Material Contracts. Except as set forth in the Reports and
                      ------------------
the Disclosure Schedule, the agreements to which the Company is a party described in the Reports are valid agreements, in full force and effect the Company is not in material breach or material default under any of such agreements, except where such breach or default would not cause a material adverse effect on the business and financial condition of the Company.

         Section 4.11 Litigation. Except as disclosed in the Reports and the
                      ----------
Disclosure Schedule, there is no action, proceeding or investigation pending, or to the Company's knowledge threatened, against the Company which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, financial conditions or operations of the Company. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

         Section 4.12 Title to Assets. Except as set forth in Reports, the
                      ---------------
Company has good and marketable title to all properties and material assets described in the Reports as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company.

         Section 4.13 Subsidiaries. Except as disclosed in the Reports, the
                      ------------
Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other business entity.

         Section 4.14 Required Governmental Permits. Except as set forth in the
                      -----------------------------
Reports, the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect.

         Section 4.15 Listing. The Company's Common Stock is listed on the
                      -------
NASDAQ Small Cap Stock Market or other organized United States market or Quotation system. Except as set forth in the Reports and the Disclosure Schedule, the Company has not received any notice, oral or written, regarding continued listing and, as long as the Securities are outstanding, the Company will take no action which would impact their continued listing or eligibility of the Company for such listing.

         Section 4.16 Other Outstanding Securities/Financing Restrictions. Other
                      ---------------------------------------------------
than warrants and options to acquire shares of Common Stock as disclosed in the Reports, there are no other outstanding securities, debt or equity presently convertible into Common Stock. Except as disclosed in the Reports, the Company has no outstanding restricted shares, or shares of Common Stock sold under Regulation S, Regulation D or outstanding under any other exemption from registration, which are available for sale as unrestricted ("free trading") stock.

         Section 4.17 Restrictions on Future Financings. The Company agrees that
                      ---------------------------------
it will not enter into any other equity financing transaction which would (i) cause the Common Stock of the Company, other than that issued pursuant to this Agreement to become registered and freely tradeable before at least one hundred and eighty (180) days following the Subscription Date, or (ii) until the earlier of (x) 85% of the Series D and E Convertible Preferred Stock has been converted, or (y) Investor gives written approval for such additional financing, which approval shall not be unreasonably withheld.

         Section 4.18 Use of Proceeds. The Company represents that the net
                      ---------------
proceeds from this offering will be used for working capital purposes and/or general corporate purposes. However, in no event shall the net proceeds from this offering be used by the Company for the payment (or loaned to any such person for the payment) of any judgment, or other liability, incurred by any executive officer, officer, director, or employee of the Company.

         Section 4.19 Further Representations and Warranties of the Company. For
                      -----------------------------------------------------
so long as any securities issuable hereunder held by the Investor remain outstanding, the Company acknowledges, represents, warrants and agrees as follows:

                 (i) It will use its best efforts to maintain the listing of its Common Stock on the NASDAQ Small Cap Stock Market or other organized United States market or quotron systems.

                 (ii) It will permit the Investor to exercise its right to convert the Series D or E Convertible Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering the original Notice of Conversion and the certificate representing the Series D or E Convertible Preferred Stock to the Company by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a conversion date (the "Conversion Date"). The Company will transmit the certificates representing shares of Common Stock issuable upon conversion of any Series D or E Convertible Preferred Stock (together with the certificates representing the Series D or E Convertible Preferred Stock not so converted) to the Investor via express courier, by electronic transfer or otherwise within five business days after the conversion date if the Company has received the original Notice of Conversion and Series D or E Convertible Preferred Stock certificate being so converted by such date. In addition to any other remedies which may be available to the Investor, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within such three business day period, the Investor will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Investor shall be restored to their respective positions immediately prior to delivery of such Notice of Conversion. The Notice of Conversion and Series D or E Convertible Preferred Stock representing the portion so converted shall be delivered as follows:

         To the Company:

                  The Ashton Technology Group, Inc.
                  1900 Market Street, Suite 701
                  Philadelphia, PA 19103
                  Attn: John A. Blohm
                  Fax: (215) 636-3560

         In the event that the Common Stock issuable upon conversion of the Series D or E Convertible Preferred Stock is not delivered within five (5) business days of receipt by the Company of a valid Conversion Notice and the Series D or E Convertible Preferred Stock to be converted, the Company shall pay to the Investor, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Series D or E Convertible Preferred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares are not delivered, which liquidated damages shall run from the sixth (6th) business day after the Conversion Date up until the time that either the Notice of Conversion is revoked or the Common Stock has been delivered, at which time liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately.

         Section 4.20 SEC Filings/Full Disclosure. For a period of at least
                      ---------------------------
twelve (12) months immediately preceding this offer and sale, none of the Company's filings with the Securities and Exchange Commission (as they may have been amended or supplemented as provided in the Reports) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading as of the date of such filing (or in such amendment or supplement, as the case may be). The Company has timely, subject to permitted extensions, filed all requisite forms, reports and exhibits thereto with the Securities and Exchange Commission.

         Section 4.21 Full Disclosure. There is no fact known to the Company
                      ---------------
(other than general economic conditions known to the public generally) that has not been disclosed in writing to the Investor that (i) could reasonably be expected to have a material adverse effect on the financial condition or in the earnings, business affairs, business prospects, properties or assets of the Company, or (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         Section 4.22 Opinion of Counsel. Investor shall receive an opinion
                      ------------------
letter from counsel to the Company (updated where applicable) prior to each Closing for the Initial Shares and Secondary Shares, and prior to the Closing Date of the first Put by the Company to the effect that:

                  (i) The Company is incorporated and validly existing in the jurisdiction of its incorporation. The Company and/or its subsidiaries are duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where, to such counsel's knowledge, the Company and/or its subsidiaries owns or leases properties, maintains employees or conducts business, except for jurisdictions in which the failure to so qualify would not have a material adverse effect on the Company, and has all requisite corporate power and authority to own its properties and conducts its business.

                  (ii) To such counsel's knowledge, there is no action, proceeding or investigation pending, or threatened against the Company which might result, either individually or in the aggregate, in any material adverse change in the business or financial condition of the Company, except as has been described in the Reports.

                  (iii) To such counsel's knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality, except as has been described in the Reports.

                  (iv) To such counsel's knowledge, there is no action, suit, proceeding or investigation by the Company currently pending, except as has been described in the Reports.

                  (v) The Initial Shares and Secondary Shares which shall be issued, have been duly authorized and, when the Series D or E Convertible Preferred Stock Certificate has been duly executed and delivered in the manner provided in this Agreement and paid for in accordance with this Agreement, will be validly issued under the laws of the Company's state of incorporation.

                  (vi) This Agreement, the issuance of the securities hereunder, and upon conversion and exercise of the Series D or E Convertible Preferred Stock, have been duly approved by all required corporate action and that all such securities, upon execution and delivery of the certificate evidencing such security in the manner provided in the Private Equity Line Of Credit Agreement or the certificate evidencing the Warrant (the "Warrant Certificate") and payment therefor in the accordance with the Private Equity Line Of Credit Agreement or the Warrant Certificate, shall be validly issued and outstanding, fully paid and nonassessable.

                  (vii) The issuance of the Initial Shares, Secondary Shares, and Put Shares will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

                  (viii) The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, $0.01 par value per share, of which 8,843,571 are outstanding, 1,000,000 shares of non-voting Preferred Stock, $0.01 par value, of which 250,000 have been designated Series A Convertible PIK Preferred Stock (all of which are outstanding), 550,000 have been designated Series B Convertible Preferred Stock (460,000 of which are outstanding), 55,000 have been designated Series C Convertible Preferred Stock (all of which are outstanding) and pursuant to the transactions contemplated by this Agreement, ten of which will be designated Series D Preferred Stock (3 of which will be outstanding upon the consummation of the Closing for the Initial Shares) and ten of which will be designated Series E Preferred Stock. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. On February 11, 1997, the Board of Directors of the Company rescinded an earlier resolution authorizing an increase of the number of authorized shares of Common Stock from 20,000,000 to 40,000,000 and the number of the authorized shares of Preferred Stock from 1,000,000 to 2,000,000, and authorized, subject to the approval of the stockholders of the Company, the increase of the number of authorized shares of Common Stock from 20,000,000 to 60,000,000 and the number of the authorized shares of Preferred Stock from 1,000,000 to 3,000,000.

                  (ix) The Common Stock is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended, and, to such counsel's knowledge, the Company has timely, subject to permitted extensions, filed all the reports (without confirming as to the completeness or accuracy of such reports) required to be filed pursuant to Sections 13(a) or 15(d) of such Act for a period of at least twelve months preceding the date hereof.

                  (x) The Company has the requisite corporate power and authority to enter into the Agreement, Registration Rights Agreement, the Escrow Agreement and the Warrant Certificate and to sell and deliver the Initial Shares, Secondary Shares, and Put Shares and the Common Stock to be issued upon the conversion or exercise, as the case may be, as described in the Agreement, the applicable Certificate of Designation, or the Warrant Certificate; each of the Agreement, Registration Rights Agreement, the Escrow Agreement and the Warrant Certificate has been duly and validly authorized by all necessary corporate action by the Company to our knowledge, no approval of any governmental or other body is required for the execution and delivery of each of the Agreement, Registration Rights Agreement, the Escrow Agreement or the Warrant Certificate by the Company or the consummation of the transactions contemplated thereby; each of the Agreement, Registration Rights Agreement, the Escrow Agreement and the Warrant Certificate has been duly and validly executed and delivered by and on behalf of the Company, and is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as (i) enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors rights generally, (ii) to compliance with federal, state and foreign securities laws and (iii) to provisions providing for indemnification or contribution, in each case, as to which no opinion is expressed.

                  (xi) To such counsel's knowledge, the execution, delivery and performance of the Agreement, the Registration Rights Agreement, the Escrow Agreement and the Warrant Certificate by the Company and the performance of its obligations thereunder do not and will not constitute a breach or violation of any of the terms and provisions of, or constitute a default under or conflict with or violate any provision of (i) the Company's Certificate of Incorporation or By-Laws, (ii) any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its property is bound, (iii) any applicable statute or regulation, (iv) or any judgment, decree or other order of any court or governmental body having jurisdiction over the Company or any of its property.

         It is expressly understood and confirmed with the Investors that counsel has relied on the certificates of officers of the Company with respect to the disclosure regarding the Company. The Investor shall only be entitled to receive this opinion of counsel on one occasion during each ninety (90) day period following the Closing Date of the first Put. For example, the Investor shall not be entitled to receive an opinion of Company counsel in the event the Closing Date for a subsequent Put is within ninety (90) days after the Closing Date for the preceding Put. However, the Investor is entitled to an opinion of Company counsel in the event the Closing Date for the second Put is more than ninety (90) days after the first Put.

         Section 4.23 Opinion of Counsel. The Company will obtain for the
                      ------------------
Investor, at the Company's expense, any and all opinions of counsel which may be required in order to convert, exercise or sell the securities issuable hereunder, including, but not limited to, obtaining for the

Investors, at the Company's expense an opinion of counsel, subject only to receipt of a Notice of Conversion in the Form of Exhibit H, duly executed by the Investor which shall be satisfactory to the Transfer Agent, directing the Transfer Agent to remove the self-liquidating legend. Such draft of opinion of counsel shall be received by the Investor on or before the Subscription Date.

         Section 4.24 Mandatory Conversion. In the event the Series D or E
                      --------------------
Convertible Preferred Stock has not been converted two (2) years from the applicable date of issuance, the Series D or E Convertible Preferred Stock shall automatically be converted as if the Investor voluntarily elected such conversion in accordance with the procedure, terms and conditions set forth in this Agreement.

         Section 4.25 Dilution. The Company is aware and acknowledges that
                      --------
conversion of the Series D or E Convertible Preferred Stock, issuance of Common Stock hereunder, and the exercise of the Warrants could cause dilution to existing shareholders and could significantly increase the outstanding number of shares of Common Stock.

                                   ARTICLE V
          Representations and Warranties of the Company and Investor

         Each of the Investor and the Company represent to the other the following with respect to itself:

         Section 5.1 Private Equity Line Of Credit Agreement. This Agreement has
                     ---------------------------------------
been duly authorized, validly executed and delivered on behalf of the Company and each of the Investors and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         Section 5.2 Non-contravention. The execution and delivery of this
                     -----------------
Agreement along with all Exhibits and Attachments, and the consummation of the issuance of the securities and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by the Company or Investor of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company or Investor, or any indenture, mortgage, deed of trust of other material agreement or instrument to which the Company or Investor is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation or any applicable decree, judgment or order of any court, Federal or State regulatory body, administrative agency or other governmental body having jurisdiction over the Company or Investor or any of its properties or assets.

         Section 5.3 Approvals. Neither the Company nor Investor is aware of any
                     ---------
authorization, approval or consent of any governmental body which is legally required for the issuance and sale of the securities.

         Section 5.4 Indemnification. Each of the Company and the Investors
                     ---------------
agree to indemnify the other and to hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

                                  ARTICLE VI
                           Covenants of the Company

         Section 6.1 Registration Rights. The Company shall cause the
                     -------------------
Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

         Section 6.2 Reservation of Common Stock. As of the date hereof, the
                     ---------------------------
Company has authorized and reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the Initial Shares, Secondary Shares, and the Warrant Shares, such amount of shares of Common Stock to be reserved shall be calculated based upon the minimum Purchase Price therefor under the terms of this Agreement and the Warrant respectively. The number of shares so reserved from time to time, as theretofore increased or reduced as hereinafter provided, may be reduced by the number of shares actually delivered hereunder and the number of shares so reserved shall be increased or decreased to reflect potential increases or decreases in the Common Stock that the Company may thereafter be so obligated to issue by reason of adjustments to the Warrant. The Company represents that it presently does not have a sufficient number of authorized shares of Common Stock for the purpose of enabling the Company to satisfy the obligation to issue the Put Shares but represents that it has filed a preliminary proxy statement with the SEC seeking shareholder approval seeking to increase the number of authorized shares of Common Stock to 60,000,000. The Company agrees that it will file a final proxy statement with the SEC within fifteen (15) days after the Subscription Date, and present same to its shareholders within thirty (30) days after the execution of this Agreement.

         Section 6.3 Listing of Common Stock. The Company hereby agrees to
                     -----------------------
maintain the listing of the Common Stock on a Principal Market, and as soon as practicable (but in any event prior to the commencement of the Commitment Period) to list the Initial Shares, Secondary Shares, Put Shares and the Warrant Shares. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, it will include in such application the Put Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the investor to cause the Common Stock to be listed on such other Principal Market as promptly as possible. The Company will take all action to continue the listing and trading of its Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market.

         Section 6.4 Exchange Act Registration. The Company will cause its
                     -------------------------
Common Stock to continue to be registered under Section 12(b) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act.

         Section 6.5 Legends. The certificates evidencing the Common Stock to be
                     -------
sold by the Investor pursuant to Section 9.1 shall be free of legends, except as set forth in Article IX.

         Section 6.6 Corporate Existence. The Company will take all steps
                     -------------------
necessary to preserve and continue the corporate existence of the Company.

         Section 6.7 Additional SEC Documents. The Company will deliver to the
                     ------------------------
Investor, as and when the originals thereof are submitted to the SEC for filing, copies of all SEC Documents so furnished or submitted to the SEC.

         Section 6.8 Notice of Certain Events Affecting Registration; Suspension
                     -----------------------------------------------------------
of Right to Make a Put. The Company will immediately notify the Investor upon
----------------------
the occurrence of any of the following events in respect of a registration statement or related prospectus relating to an offering of Registrable Securities, (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Put Notice during the continuation of any of the foregoing events.

         Section 6.9 Expectations Regarding Put Notices. Within ten (10) days
                     ----------------------------------
after the commencement of each calendar quarter occurring subsequent to the commencement of the Commitment Period, the Company must notify the Investor, in writing, as to its reasonable expectations as to the dollar amount it intends to raise during such calendar quarter, if any, through the issuance of Put Notices. Such notification shall constitute only the Company's good faith estimate and shall in no way obligate the Company to raise such amount, or any amount, or otherwise limit its ability to deliver Put Notices. The failure by the Company to comply with this provision can be cured by the Company's notifying the Investor, in writing, at any time as to its reasonable expectations with respect to the current calendar quarter.

         Section 6.10 Consolidation; Merger. The Company shall not, at any time
                      ---------------------
after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Investor such shares of stock and/or securities as the Investor is entitled to receive pursuant to this Agreement.

         Section 6.11 Issuance of Put Shares and Warrant Shares. The sale of the
                      -----------------------------------------
Put Shares and the issuance of the Warrant Shares pursuant to exercise of the Warrant shall be made in accordance with the provisions and requirements of
Section 4(2) of the Securities Act, or Regulation D and any applicable state securities law. Issuance of the Warrant Shares pursuant to exercise of the Warrant shall be made in accordance with the provisions and requirements under the Securities Act and any applicable state securities law.

         Section 6.12 Legal Opinion on Subscription Date. The Company's
                      ----------------------------------
independent counsel shall deliver to the Investor upon execution of this Agreement an opinion in the form of Exhibit I annexed hereto.

         Section 6.13 Exercise of Series D or Series E Convertible Preferred
                      ------------------------------------------------------
Stock. The Company agrees that it will permit the Investors to exercise their
-----
right to convert the Series D or Series E Convertible Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company and delivering the original Notice of Conversion and the certificate representing the Series D or E Convertible Preferred Stock to the Company by express courier. Each business date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a conversion date (the "Conversion Date"). The Company will transmit the certificates representing shares of Common Stock issuable upon conversion of any Series D or E Convertible Preferred Stock (together with the certificates representing the Convertible Preferred Stock not so converted) to the Investor via express courier, by electronic transfer or otherwise within three business days after the conversion date if the Company has received the original Notice of Conversion and Series D or E Convertible Preferred Stock certificate being so converted by such date. In addition to any other remedies which may be available to the Investors, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within such three business day period, the Investors will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Investors shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

The Notice of Conversion and Series D or E Convertible Preferred Stock representing the portion of the shares converted shall be delivered as follows:

         To the Company:

                  The Ashton Technology Group, Inc.
                  1900 Market Street, Suite 701
                  Philadelphia, PA 19103
                  Attn: John A. Blohm
                  Fax: (215) 636-3560

         In the event that the Common Stock issuable upon conversion of the Series D or E Convertible Preferred Stock is not delivered within five (5) business days of receipt by the Company of a valid Conversion Notice and the Series D or E Convertible Preferred Stock to be converted, the Company shall pay to the Investors, in immediately available funds, upon demand, as liquidated damages for such failure and not as a penalty, for each $100,000 of Series D or E Convertible Preferred Stock sought to be converted, $500 for each of the first ten (10) days and $1,000 per day thereafter that the Conversion Shares are not delivered, which liquidated damages shall run from the sixth (6th) business day after the Conversion Date up until the time that either the Notice of Conversion is revoked or the Common Stock has been delivered, at which time liquidated damages shall cease. Any and all payments required pursuant to this paragraph shall be payable only in cash immediately.

         Section 6.14 Reserve. The Company agrees to reserve One Million
                      -------
($1,000,000) Dollars of the Initial Shares Investment Amount in the form of cash or short term government securities until the earlier of (a) the Company receives shareholder approval for the issuance of more than twenty (20%) percent of the outstanding Common Stock in connection with the transactions contemplated hereby, or (b) the Company is able to increase the currently issued and outstanding Common Stock by a minimum of 4,000,000 shares via the conversion into Common Stock of any currently outstanding Convertible Preferred Stock (except those issuable hereunder). In the event the conditions set forth in
Section 6.14(a) or (b) are not fulfilled by the Company within ninety (90) days after the Subscription Date, and not waived by the Investor in writing, the Company shall immediately thereafter wire transfer the One Million Dollars, plus a premium of ten (10%) and any and all interest due and owing, to the Investor. In the event the Company fails to wire transfer this amount to the Investor by the end of business on the ninety fifth day following the Subscription Date, the Company shall pay to the Investor, in immediately available funds, upon demand, as liquidated damages for such failure, and not as a penalty, $5,000 for each of the first ten days late, and $10,000 for every day late thereafter, which liquidated damages shall run from the ninety sixth day following the Subscription Date.

                                  ARTICLE VII
           Conditions to Delivery of Puts and Conditions to Closing

         Section 7.1 Conditions Precedent to the Obligation of the Company to
                     --------------------------------------------------------
Issue and Sell Common Stock. The obligation hereunder of the Company to issue
---------------------------
and sell the Put Shares to the Investor incident to each Closing is subject to the satisfaction, or waiver by the Company, at or before each such Closing, of each of the conditions set forth below.

         (a) Accuracy of the Investor's Representation and Warranties. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the date of each such Closing as though made at each such time.

         (b) Performance by the Investor. The Investor shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing.

         Section 7.2 Conditions Precedent to the Right of the Company to Deliver
                     -----------------------------------------------------------
a Put Notice and the Obligation of the Investor to Purchase Put Shares. The
----------------------------------------------------------------------
right of the Company to deliver a Put Notice and the obligation of the Investor hereunder to acquire and pay for the Put Shares incident to a Closing is subject to the satisfaction or waiver by the Investor, on (i) the date of delivery of such Put Notice and (ii) the applicable Closing Date (each a "Condition Satisfaction Date"), of each of the following conditions:

         (a) Registration of the Common Stock with the SEC. The Company shall have filed with the SEC a Registration Statement with respect to the resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement. As set forth in the Registration Rights Agreement, the Registration Statement shall have previously become effective and shall remain effective on each Condition Satisfaction Date and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened to do so (unless the SEC's concerns have been addressed and the Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action), and (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or related prospectus shall exist. The Registration Statement must have been declared effective by the SEC prior to the first Put Date.

         (b) Authority. The Company shall have obtained all permits and qualifications required by any state for the offer and sale of the Put Shares, or shall have the availability of exemptions therefrom. The sale and issuance of the Put Shares shall be legally permitted by all laws and regulations to which the Company is subject.

         (c) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of each Condition Satisfaction Date as though made at each such time (except for representations and warranties specifically made as of a particular date) with respect to all periods, and as to all events and circumstances occurring or existing to and including each Condition Satisfaction Date, except for any conditions which have temporarily caused any representations or warranties herein to be incorrect and which have been corrected with no continuing impairment to the Company or the Investor.

         (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrant to be performed, satisfied or complied with by the Company at or prior to each Condition Satisfaction Date.

         (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly and adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or adversely affecting any of the transactions contemplated by this Agreement.

         (f) Adverse Changes. Since the date of filing of the Company's most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.

         (g) No Suspension of Trading In or Delisting of Common Stock. The trading of the Common Stock (including, without limitation, the Put Shares) is not suspended by the SEC or the Principal Market, and the Common Stock (including, without limitation, the Put Shares) shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. The issuance of shares of Common Stock with respect to the applicable Closing, if any, shall not violate the shareholder approval requirements of the Principal Market. The Company shall not have received any notice threatening the listing of the Common Stock on the Principal Market.

         (h) 4.99% Percent Limitation. On each Closing Date, the number of Put Shares then to be purchased by the Investor will not exceed the number of such shares which, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than 4.99% of all of such Common Stock as would be outstanding on such Closing Date, as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(j), in the event that the amount of Common Stock outstanding as determined in accordance with Rule 13d-3 of the Exchange Act and the regulations promulgated thereunder is greater on a Closing Date than on the date upon which the Put Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such Closing Date shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement and, if any, Warrant Shares, would own more than 4.99% of the Common Stock following such Closing. Then, in such event, the Company would reduce that number of Put Shares so issuable so that it would not exceed the aforementioned 4.99% limitation. Investor shall notify the Company as soon as possible, but in any event within three (3) business days of receiving a Put Notice, if Investor believes Investor's purchase of the Put Shares specified in the Put Notice would result in Investor exceeding the 4.99% limitation described above.

         (i) Minimum Bid Price. The Bid Price equals or exceeds the Floor Price during the applicable Valuation Period (as adjusted for stock splits, stock dividends, reverse stock splits, and similar events).

         (j) Minimum Average Trading Volume. The average trading volume for the Common Stock over the previous thirty (30) Trading Days exceeds 25,000 shares per Trading Day.

         (k) No Knowledge. The Company has no knowledge of any event more likely than not to have the effect of causing such Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen Trading Days following the Trading Day on which such Notice is deemed delivered).

         (l) Trading Cushion. The Trading Cushion shall have elapsed since the next preceding Put Date.

         (m) Escrow Agreement. The parties hereto shall have entered into a mutually acceptable escrow agreement for the Purchase Prices due hereunder.

         (n) Other. On each Condition Satisfaction Date, the Investor shall have received and been reasonably satisfied with such other certificates and documents as shall have been reasonably requested by the Investor in order for the Investor to confirm the Company's satisfaction of the conditions set forth in this Section 7.2, including, without limitation, a certificate in substantially the form and substance of Exhibit C hereto, executed in either case by an executive officer of the Company and to the effect that all the conditions to such Closing shall have been satisfied as at the date of each such certificate.

                                   ARTICLE VII
         Due Diligence Review; Non-Disclosure of Non-Public Information

         Section 8.1 Due Diligence Review. The Company shall make available for
                     --------------------
inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, NASD or other filing, all financial and other records, all SEC Documents and other filings with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

         Section 8.2    Non-Disclosure of Non-Public Information
                        ----------------------------------------

         (a) The Company shall not disclose non-public information to the Investor, advisors to or representatives of the Investor (including, without limitation, in connection with the giving of the Adjustment Period Notice pursuant to Section 2.4) unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. The Company may, as a condition to disclosing any non-public information hereunder, require the Investor's advisors and representatives to enter into a confidentiality agreement in form reasonably satisfactory to the Company and the Investor.

         (b) Nothing herein shall require the Company to disclose non-public information to the Investor or its advisors or representatives, and the Company represents that it does not disseminate non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, immediately notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in-light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE IX
                                    Legends

         Section 9.1 Legends. Unless otherwise provided below, each certificate
                     -------
representing Registrable Securities will bear the following legend (the
"Legend"):

         THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions in substantially the form of Exhibit J hereto. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, as provided therein, to require the transfer agent for the Common Stock from time to time upon transfer of Registrable Securities by the Investor to issue certificates evidencing such Registrable Securities free of the Legend during the following periods and under the following circumstances and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or the Investor:

         (a) at any time after the Effective Date, upon surrender of one or more certificates evidencing Common Stock that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered, provided that (i) the Registration Statement shall then be effective, (ii) the Investor confirms to the transfer agent that it has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Common Stock in a bona fide transaction to a third party that is not an affiliate of the Company; and (iii) the Investor confirms to the transfer agent that the Investor has complied with the prospectus delivery requirement. The requirements set forth in subsection 9.1(a)(ii) and 9.1(a)(iii) shall only apply in the event the Company registers the Common Stock pursuant to a Form S-3 registration statement pursuant to the Registration Rights Agreement. In the event the Company registers the Common Stock by means of a registration statement other than a Form S-3 registration statement, than only the condition in subsection 9.1 (a)(i) herein shall apply.

         (b) at any time upon any surrender of one or more certificates evidencing Registrable Securities that bear the Legend, to the extent accompanied by a notice requesting the issuance of new certificates free of the Legend to replace those surrendered and containing representations that (i) the Investor is permitted to dispose of such Registrable Securities without limitation as to amount or manner of sale pursuant to Rule 144(k) under the Securities Act or (ii) the Investor has sold, pledged or otherwise transferred or agreed to sell, pledge or otherwise transfer such Registrable Securities in a manner other than pursuant to an effective registration statement, to a transferee who will upon such transfer be entitled to freely tradeable securities.

         Any of the notices referred to above in this Section 9.1 may be sent by facsimile to the Company's transfer agent.

         Section 9.2 No Other Legend or Stock Transfer Restrictions. No legend
                     ----------------------------------------------
other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Common Stock and no instructions or "stop transfer orders," so called, "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

         Section 9.3 Investor's Compliance. Nothing in this Article shall affect
                     ---------------------
in any way the Investor's obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE X
                          Choice of Law/Jurisdiction

         Section 10.1 Choice of Law; Venue; Jurisdiction. This Agreement will be
                      ----------------------------------
construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the U. S. District Court sitting in the Southern District of the State of New York or the state courts of the State of New York sitting in Manhattan in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

                                  ARTICLE XI
                            Assignment; Termination

         Section 11.1 Assignment. Neither this Agreement nor any rights of the
                      ----------
Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any transferee of any of the Common Stock purchased or acquired by the Investor hereunder with respect to the Common Stock held by such person, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the covenants of Article V.

         Section 11.2 Termination. This Agreement shall terminate five and
                      -----------
one-half (5-1/2) years after the Subscription Date; provided, however, that the provisions of Articles III, IV, V, VI, VII, VIII, IX, X, XI, and XII shall survive the termination of this Agreement.

                                  ARTICLE XII
                                    Notices

         Section 12.1 Notices. All notices, demands, requests, consents,
                      -------
approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to The Ashton Technology Group, Inc.:

                  The Ashton Technology Group, Inc.
                  1900 Market Street, Suite 701
                  Philadelphia, PA 19103
                  Attn: John A. Blohm
                  Fax: (215) 636-3560
                  Tele:

         If to the Investor, at the address listed on Schedule A.

         Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                                 ARTICLE XIII
                                 Miscellaneous

         Section 13.1 Counterparts/Facsimile/Amendments. This Agreement may be
                      ---------------------------------
executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

         Section 13.2 Entire Agreement. This Agreement, the Exhibits or
                      ----------------
Attachments hereto, which include, but are not limited to the Warrant, the Escrow Agreement, and the Registration Rights Agreement set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits and Attachments to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

         Section 13.3 Survival; Severability. The representations, warranties,
                      ----------------------
covenants and agreements of the parties hereto shall survive each Closing hereunder. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

         Section 13.4 Title and Subtitles. The titles and subtitles used in this
                      -------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         Section 13.5 Reporting Entity for the Common Stock. The reporting
                      -------------------------------------
entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

         Section 13.6 Replacement of Certificates. Upon (i) receipt of evidence
                      ---------------------------
reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Put Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

         Section 13.7 Fees and Expenses. Each of the parties shall pay its own
                      -----------------
fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, except that the Company shall pay on the Subscription Date (i) the sum of Thirty Thousand ($30,000) Dollars out of the proceeds received by the Company on the Subscription Date to Goldstein, Goldstein & Reis, LLP for legal, administrative, and escrow fees, and (ii) to the Placement Agent (A) One Hundred Fifty Thousand ($150,000) Dollars, (B) .15 of a share of Series D Preferred Stock, (C) a Warrant to purchase one hundred ninety thousand (190,000) shares of Common Stock upon the same terms as the Warrants issued pursuant to this Subscription Agreement and (D) 20,000 shares of Common Stock to be included in the Registration Statement, for Placement Agent fees, provided that the Company provides the Placement Agent with a copy of its instructions (along with proof that same was sent to the transfer agent within twenty four hours after the Subscription Date) to its transfer agent authorizing the issuance of the Common Stock certificates, in which case the such certificates of Common Stock shall be delivered to the Placement Agent as promptly following the Subscription Date as possible, but in no event later than five (5) business days following the Subscription Date. On the Closing Date for the Secondary Shares the Company shall pay to the Placement Agent (i) five (5%) percent of the proceeds, (ii) .1 of a share of Series E Preferred Stock, and
(iii) a Warrant to purchase sixty thousand (60,000) shares of Common Stock upon the same terms as the Warrants issued pursuant to this Agreement. On each Closing Date for a Put, the Company shall pay (i) one-half of one (.5%) percent of the proceeds to Goldstein, Goldstein & Reis, LLP for legal, administrative, and escrow agent fees, and (ii) five (5%) percent of the proceeds to the Placement Agent.

         Section 13.8 Brokerage. Each of the parties hereto represents that it
                      ---------
has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         Section 13.9 Confidentiality. If for any reason the transactions
                      ---------------
contemplated by this Agreement are not consummated, each of the parties hereto shall keep confidential any information obtained from any other party (except information publicly available or in such party's domain prior to the date hereof, and except as required by court order) and shall promptly return to the other parties all schedules, documents, instruments, work papers or other written information, without retaining copies thereof, previously furnished by it as a result of this Agreement or in connection herewith.

                  [Remainder of Page Intentionally Left Blank]

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Private Equity Line of Credit Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

Agreed to and Accepted on
this 2nd day of April, 1998

THE ASHTON TECHNOLOGY GROUP, INC.


By: /s/ John A. Blohm
   ------------------------------
         John A. Blohm
         Executive Vice President


                       SETTONDOWN CAPITAL INTERNATIONAL LTD.


                       By: /s/ Dawn Davies
                          --------------------------------
                              Dawn Davies

                       DOMINION CAPITAL FUND, LTD.


                       By: /s/ Mark Valentine
                          --------------------------------
                              Mark Valentine, Agent


                       CANADIAN ADVANTAGE LIMITED PARTNERSHIP


                       By: /s/ Mark Valentine
                          --------------------------------
                              Mark Valentine, General Partner


                       EXCALIBUR LIMITED PARTNER


                       By: /s/ Mark Valentine
                          --------------------------------
                              Mark Valentine, Agent

                     SOVEREIGN PARTNERS LIMITED PARTNERSHIP


                     By:       /s/ Mark Valentine
                        --------------------------------
                              Mark Valentine, Agent